Household Finance Corporation
Household Consumer Loan Corporation
Household Consumer Loan Trust 1996-1
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Original Principal Class A                        638,400,000.00
Number of Class A Bonds (000's)                       638,400.00
Original Principal Class B                        136,244,640.00
Number of Class B Bond (000's)                        136,244.64

Distribution Date                                 Total 1998
Days

CLASS A
Principal Distribution                            145,903,977.33
Principal Payment Factor (per 1,000 Bond)          228.546330401

Interest Distribution                              17,526,156.76
Interest Payment Factor (per 1,000 Bond)            27.453253073


CLASS B
Principal Distribution                                      0.00
Principal Payment Factor (per 1,000 Bond)            0.000000000

Interest Distribution                               8,591,996.34
Interest Payment Factor (per 1,000 Bond)            63.063004444